As filed with the Securities and Exchange Commission on November 20, 2019
Registration No. 333-226580

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PLATINUM GROUP METALS LTD.
(Exact name of Registrant as Specified in its Charter)

British Columbia	N/A
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 838 – 1100 Melville Street
Vancouver, British Columbia
Canada
(604) 899-5450
(Address and Telephone Number of Registrant’s Principal Executive Offices)

DL Services Inc.
Columbia Center
701 5th Avenue, Suite 6100
Seattle, WA 98104-7043
(206) 903-8800
(Name, address, and telephone number of agent for service)
_________________________
Copies to:
Christopher L. Doerksen
Randal R. Jones
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. [   ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Platinum Group Metals Ltd. (the “Company”), removes from registration all of the unsold securities registered under the Registration Statement on Form F-3 (Registration No. 333-226580) filed by the Company with the U.S. Securities and Exchange Commission on August 3, 2018 (the “Registration Statement”), pertaining to the registration of common shares issuable upon exercise of warrants expiring November 15, 2019.

The unexercised warrants have expired. Accordingly, the Company is terminating all offerings of its securities pursuant to the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby removes from registration any and all securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3/A and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada on this 18 day of November, 2019.

PLATINUM GROUP METALS LTD.

By: /s/ R. Michael Jones
Name: R. Michael Jones
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Michael Jones
R. Michael Jones	President, Chief Executive Officer and Director	November 18, 2019
(Principal Executive Officer)

*
Frank R. Hallam	Chief Financial Officer, Secretary and Director	November 18, 2019
(Principal Financial and Accounting Officer)

*
John Anthony Copelyn	Director	November 18, 2019

*
Iain McLean	Director	November 18, 2019

*
Timothy Marlow	Director	November 18, 2019

*
Diana Walters	Director	November 18, 2019

/s/ Stuart Harshaw
Stuart Harshaw	Director	November 18, 2019

* By:	/s/ R. Michael Jones
Name:	R. Michael Jones
Title:	Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment to the Registration Statement, in the capacity of the duly authorized representative of Platinum Group Metals Ltd. in the United States, in North Salem, New York, on November 18, 2019.

PLATINUM GROUP METALS LTD.

By: /s/ Diana Walters
       Name: Diana Walters
       Title: Director